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                                                            Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. on Form S-8 related to the Long-Term Incentive Compensation Plan for Managers and Producers of our reports dated February 26, 2001, included or incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch & Co., Inc. and subsidiaries for the year ended December 29, 2000.



July 5, 2001

/s/ Deloitte & Touche LLP